[OBJECT OMITTED]UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 15, 2004

                              OMEGA VENTURES, INC.
             (Exact name of registrant as specified in its charter)



            Nevada                       000-5468               88-0427195
-----------------------------         --------------            ----------
(State  or  other  jurisdiction        (Commission            (IRS  Employer
      of  incorporation)               File  Number)        Identification  No.)


            9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (800) 908-9574


         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 15, 2004 in a private transaction between Omega Ventures, Inc. and Messrs. Dean Ward and George Gutierrez, Omega Ventures, Inc. sold 14,000 Series "A" Preferred Shares of AngelCiti Entertainemnt, Inc. to Messrs. Ward and Gutierrez in exchange for $200,000 and the return to treasury of 500,000 shares of Omega Ventures, Inc. each by Wye & Whalsay, Ltd. and Kailuamana, SA (for a total of 1 million shares returned to treasury), which are owned by Messrs. Ward and Gutierrez respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

7.1  Stock Purchase Agreement between Omega Ventures, Inc. and Dean Ward

7.2  Stock Purchase Agreement between Omega Ventures, Inc. and George Gutierrez

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ANGELCITI ENTERTAINMENT, INC.
                                  (Registrant)




Date: April 16, 2004                  /s/  Lawrence S. Hartman
                                           -------------------
                                           Lawrence S. Hartman